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                                                             EXHIBIT 99.906 CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of The Parnassus Income Trust, hereby certifies, to such officer's knowledge, that the report on Form N-CSRS of The Parnassus Income Trust for the period ended June 30, 2003 fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSRS fairly presents, in all material respects, the financial condition and results of operations of The Parnassus Income Trust.

Jerome L. Dodson
Chief Executive Officer,
Parnassus Income Trust
August 18, 2003



Bryant Cherry
Chief Financial Officer,
Parnassus Income Trust
August 18, 2003

A signed original of this written statement required by Section 906 has been provided to the Parnassus Income Trust and will be retained by the Parnassus Income Trust and furnished to the SEC or its staff upon request.